Exhibit 11 - Statement Re: Computation of Per Share Earnings



                   Computation of Primary Earnings Per Share
                     (in thousands, except per share data)


                                                              Three Months         Six Months
                                                                  Ended              Ended
                                                             June 30, 1996       June 30, 1996
                                                           ------------------  ------------------
 Net income (loss) applicable to common stock  . . . . .  $            1,350   $         (14,776)
                                                          ==================   =================
 Weighted average number of shares outstanding during
      the period . . . . . . . . . . . . . . . . . . . .              68,728              66,678
 Net effect of dilutive options, warrants and
      convertible preferred stock  . . . . . . . . . . .              19,350                   -
                                                          ------------------   -----------------
 Weighted average number of common and common
      equivalent shares outstanding  . . . . . . . . . .              88,078              66,678
                                                          ==================   =================
 Earnings (loss) per common and common
      equivalent share . . . . . . . . . . . . . . . . .  $              .02   $            (.22)
                                                          ==================   =================



No common stock equivalents are included in the calculation of primary earnings per share for the six months ended June 30, 1996 due to their anti-dilutive effect on net loss per share for the period.



                Computation of Fully-Diluted Earnings Per Share
                     (in thousands, except per share data)


                                                              Three Months         Six Months
                                                                 Ended               Ended
                                                             June 30, 1996       June 30, 1996
                                                           -----------------   -----------------
 Net income (loss) applicable to common stock  . . . . .   $           1,350   $         (14,776)
                                                           =================   =================
 Primary weighted average number of common and
      common equivalent shares outstanding . . . . . . .              88,078              66,678
 Weighted average number of common and common
      equivalent shares and convertible shares,
      assuming full dilution . . . . . . . . . . . . . .              88,078              66,678
                                                           =================   =================
 Earnings (loss) per common and common
      equivalent share . . . . . . . . . . . . . . . . .   $             .02   $            (.22)
                                                           =================   =================


This calculation is submitted in accordance with the rules and regulations of the Securities and Exchange Commission. Under generally accepted accounting principles, this presentation would not be made.